EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Syntel, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bharat Desai, Chairman & Chief Executive Officer of the Company and Arvind Godbole, Chief Financial Officer & Chief Information Security officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bharat Desai
Bharat Desai
Syntel, Inc. Chairman & Chief Executive Officer
November 06, 2007

/s/ Arvind Godbole
Arvind Godbole
Syntel, Inc. Chief Financial Officer & Chief Information Security Officer
November 06, 2007

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